Exhibit 10.70

AGREEMENT FOR SALES OF

BUILDINGS IN STOCK

No.: Su Wu Qi 201101060075

Made by Bureau of Housing and Urban-Rural Development of

Suzhou City

2010 Edition

NOTICE TO USERS

I. This agreement is the model text for agreement for sales of buildings in stock which is made by Bureau of Housing and Urban-Rural Development of Suzhou City according to the relevant policies and regulations of state, province and municipality. This agreement shall be used in sales of buildings in stock within urban areas of Suzhou city.

II. Sales of buildings in stock are civil juristic acts. The buyer and seller shall read and understand the content of this agreement before signing it. If the two parties have different interpretation of the fixed content or professional terms in this agreement, they may consult Real Estate Market Management Office of Suzhou City.

III. Buildings in stock in this agreement refer to the houses, owners of which have legally acquired the House Ownership Certificate and the State-owned Land Use-right Certificate.

IV. The fixed contents in this agreement shall not be modified. The two parties may determine the words or content in the brackets, blanks in attachments and the underlined space.

V. After negotiations, the buyer and seller shall prepare, modify and proofread the electronic version of this agreement on line relying on the online management system for sales of buildings in stock in Suzhou downtown and set their own specific passwords after the confirmation. The paper copy of agreement shall be immediately printed out by the transaction office for signing contract on the internet and signed and sealed by both parties, and then the electronic version shall be uploaded for records.

VI. The specific passwords set by both parties shall be composed of English letters (including uppercase and lowercase) and Arabic numerals without any space or other symbols therein and the number of characters shall range from 7 to 20. Once the specific passwords have been set, this agreement mustn’t be changed by any person.

VII. Bureau of Housing and Urban-Rural Development of Suzhou City is in charge of interpreting the fixed contents in this agreement and operating items for signing contract on line.

AGREEMENT FOR SALES OF BUILDINGS IN STOCK

All Parties:

Seller:        Wearnes Global (Suzhou) Co., Ltd.

No. of Form of Listing & Registration for Sale:    Su Wu Shou Gua 201101060086

Name:                                                                                 Nationality:________________

Name of Legal Representative:    Tay Pi Lan                 Nationality: Singapore

ID Certificate or Passport:               Company’s Certificate or License:

ID Certificate or Passport No.:        320500400010271

Address:    Ground Floor, Building 33, Metropolis Garden, Suzhou City, Jiangsu Province

Tel:            62567339                                          Postcode:

Guardian:                                                                       Nationality:

ID Certificate or Passport:    ID Card       Company’s Certificate or License:

ID Certificate or Passport No.:

Address:

Tel:                                                                                       Postcode:

Entrusted Agent Name:                                                                Nationality:

ID Certificate or Passport:                                                Certificate or Passport No.:

Address:

Tel:                                                                                       Postcode:

Intermediary Agency:

Intermediary Agency Entrustment Agreement No.:

Name of Legal Representative:                           Nationality:

Business License Registration No.:

Broker Agent Registration No.:

Registered Address:

Tel:                                            Postcode:

Name of the Real Estate Broker:

Qualification Certificate No.:

Address:

Tel:                                                          Postcode:

The Buyer:   MFLEX (Suzhou) Co., Ltd.

No. of Form of Listing & Registration for Purchase: Su Wu Gou Gua 201101060075

Name of Principal:                                                                                  Nationality:

Spouse: None

Underaged Children: None

Name of Legal Representative:    Jin Lei         Nationality:

ID Certificate or Passport:                     Company’s Certificate or License: Business License

ID Certificate or Passport No.: 320500400012839

Address: No. 68 Nanhu Road, Wuzhong District

Tel:  82286514        Postcode:

Guardian:                                                             Nationality:

ID Certificate or Passport:        ID Card    Company’s Certificate or License:

ID Certificate or Passport No.:

Address:

Tel:                                                                          Postcode:

Entrusted Agent Name:                                             Nationality:

ID Certificate or Passport:                    ID Certificate or Passport No.:

Address:

Tel:                                                                          Postcode:

Intermediary Agency:

Intermediary Agency Entrustment Agreement No.:

Name of Legal Representative:                Nationality:

Business License Registration No.:

Broker Agent Registration No.:

Registered Address:

Tel:                                 Postcode:

Name of the Real Estate Broker:                Qualification Certificate No.:

Address:

Tel:                                  Postcode:

During performance of the agreement, all the above-mentioned addresses are the legal addresses for service. Where there are any changes of any address, all parties concerned shall be notified in time.

The buyer undertakes that the house shall be the only house (including commercial housing) his family (including the principal, spouse and underaged children) has bought since November 4, 2010. The buyer will bear all legal responsibilities (including banning from house registration) resulting from submitting false information about family member(s) and giving false undertaking mentioned above.

According to the provisions in Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Administration of the Urban Real Estate, Jiangsu Urban Real Estate Trading Management Regulations and Urban Real Estate Transfer Management Regulations, the seller sold the house mentioned below and its state-owned land-use right to the buyer via Real Estate Trading Center of Wuzhong District, Suzhou City. By consensus, the two parties reach the following agreement on the basis of equality, voluntarism, fairness, law-abidingness and faith.

Article 1: The basic information of the house.

1. Location: South Yuehu Rd., Puzhuang Town, Wuzhong District, Suzhou City

2. Housing Ownership Certificate No.:    00046543

3. State-owned Land Use-right Certificate No.:    20901

4. GFA of Property Registration: 12,102.03       square meters

    Excursus:     Attics

             Garages

             Bicycle storage Rooms

5. Usage of the House:	industrial warehouse

6. Architectural Structure:	reinforced concrete structure

7. Year of the House Built:

Article 2: The other information of the house.

1. The status of joint ownership (use) of the real estate is    [1]     (Only select an item)

[1] The seller guarantees that other than the ownership certificate held by the owner of the house, there is no other joint ownership certificate.

[2] The Joint Housing Ownership Certificate No.             . The seller guarantees the sale of the house has been agreed by all owners of the house.

2. Mortgage status of real estate is  [1] (Only select an item)

[1] The seller guarantees the house is not mortgaged when signing this agreement.

[2] The house has been mortgaged before singing this agreement. The seller guarantees that he will release the mortgage before applying for registration of transfer of housing ownership, and cancel the corresponding mortgage registration. The seller is in charge of all the corresponding fees.

3. Leasing status of real estate is  [1] (Only select an item)

[1] The seller guarantees the house is not leased to others when singing this agreement.

[2] The house has been leased to others before signing this agreement. The seller guarantees that the lessee gave up the preemption. The seller ensures that he will release the lease before delivering the house, and cancel the corresponding lease registration. The seller is in charge of all the corresponding fees.

4. Property management status of real estate is    [2]     (Only select an item)

[1]                                                                                  is in charge of the property management currently.

[2] The house has not been included in the property management

5. Accessories of the house transferred to the buyer are listed on the Attachment One.

Article 3: The price of the house.

The price of the house (including the accessories listed on the Attachment One) is RMB ( ¥ 32,313,566.00 Yuan), namely thirty two million three hundred and thirteen thousand five hundred and sixty six only.

The amount of money paid by the buyer shall be equivalent to the amount received by the seller.

Article 4: Payment of the house shall be deposited into the designated fund escrow account for real estate trading before applying for transfer registration of housing ownership. After transfer registration of housing ownership is approved, the seller may withdraw the payment for house according to relevant provisions on fund escrow in real estate trading.

Term of the payment is in accordance with    [1]     (Only select an item)

[1] Lump-sum payment:

The buyer shall make a lump-sum payment of RMB ( ¥ 32,313,566 Yuan), namely thirty two million three hundred and thirteen thousand five hundred and sixty six only, in accordance with the house price prescribed in Article 3 of this agreement before January 21, 2011.

[2] Installment payment:

The buyer shall pay          % of the price mentioned in Article 3 of this agreement. The amount is RMB ( ¥      Yuan), namely             (in words).

The buyer shall pay          % of the price mentioned in Article 3 of this agreement. The amount is RMB ( ¥          Yuan), namely             (in words).

The buyer shall pay          % of the price mentioned in Article 3 of this agreement. The amount is RMB ( ¥             Yuan), namely             (in words).

[3] By Loan:

[4] Alternative methods

After receiving the corresponding housing price, the seller shall provide receipt vouchers timely; once the buyer pays out the housing price, the seller shall provide legal receipt voucher of the total amount timely.

Article 5: Liability of the buyer for breach of agreement due to deferred payment.

1. In the case that the buyer could not make the corresponding payment within the agreed deadline prescribed in Article 4, the two parties agree to the following settlements subject to the period overdue (accumulation not applicable):

(1) In case the payment is less than     7     days overdue, the days overdue commence from the next day of the agreed date for corresponding payment mentioned in the Article 4 to the date the corresponding payment is made; the buyer shall pay 0.01% of the housing price agreed in Article 3 as penalty for every day in arrears, and the agreement continues to be effective.

(2) In case the payment is more than     7     days overdue, the seller has the right to terminate this agreement. Within   700 days after the notice for termination of this agreement sent by the seller is served to the buyer, the buyer shall return the house to the seller, and pay 1.00 % of the housing price agreed in Article 3 as penalty. In the case that the buyer requires the continuance of the agreement, provided the seller agrees, the buyer shall pay  0.01% of the housing price agreed in Article 3 as penalty for the days overdue, and the agreement continues to be effective. The days overdue commence from the next day of the agreed date for corresponding payment mentioned in Article 4 to the date the corresponding payment is received by the seller.

2. In the case that the buyer could not pay the corresponding money on time which is agreed in Article 4 because of the refusal of his loan application by the bank or Housing Accumulation Fund Management Institution before the date of             /        , the two parties agree to terminate this agreement, return the house and make refund, cancel the applications for the registration of transfer of housing ownership and the change of the land use right registration and proceed with the settlement with the method      as follow (Only select an item):

(1)   The buyer will not pay the penalty to the seller.

(2)	/

Article 6: Handover.

The seller shall prepare the house for handover before the date of January 30, 2011, and inform the buyer to check the house in written form. Within     7     days after the aforesaid notice is served to the buyer, the buyer shall check the house and the accessories specified in Attachment One together with the seller. If the actual status conforms to what the two parties has then agreed, the seller shall hand over the key to the house and its accessories to the buyer, which signifies the handover of the house. All the risks of damages or loss are born by the buyer after the handover of the house.

Where the failure of handover lies in the fault of the buyer, it may be settled in the way of:

negotiation by both parties.

Article 7: Liability of the seller for breach of agreement due to deferred handover.

In the case that the seller could not hand over the house and its accessories to the buyer within the agreed deadline prescribed in Article 6, the two parties agree to the following settlements subject to the period overdue (accumulation not applicable):

1. In case the handover is less than     7     days overdue, the days overdue commence from the next day of the agreed date for handover of the house and its accessories mentioned in Article 6 to the actual handover date; the seller shall pay 0.01% of the housing price agreed in the Article 3 as penalty for every day in arrears,, and the agreement continues to be effective.

2. In case the payment is more than    7     days overdue, the buyer has the right to terminate this

agreement. Within   70 days after the notice for termination of this agreement sent by the buyer is served to the seller, the seller shall give the received payment for the house back to the buyer, and pay   1.00 % of the housing price agreed in Article 3 as penalty. In the case that the seller requires the continuance of the agreement, provided the buyer agrees, the seller shall pay   0.01% of the housing price agreed in Article 3 as penalty for the days overdue, and the agreement continues to be effective. The days overdue commence from the next day of the agreed date for handover of the house and its accessories mentioned in Article 6 to the actual handover date.

Article 8: Housing maintenance fund is agreed as     [1]     (Only select an item):

[1] In the case that the seller has never paid the housing maintenance fee, the arrears of housing maintenance fund shall be paid as     (2)     (Only select an item):

(1) The seller pays the unpaid fund.

(2) The buyer pays the unpaid fund

[2] In the case that the seller has paid the housing maintenance fund, the settlement is agreed as  / (Only select an item):

(1) The balance of the fund account will be transferred to the buyer.

(2) The buyer pays the amount of the money which is the same as the balance of the fund account to the seller within        days after registration of transfer of housing ownership. Liability of the buyer for breach of agreement due to deferred payment shall be subject to Article 5 of the agreement.

Article 9: The seller guarantees that the house conditions are in conformity with those described in Article 1, Article 2 and Attachment One, and that there is no ownership, credit & debt or preemption dispute. In the case that the two parties get into trouble after this agreement comes into force because of the dispute on house conditions or other conditions, or on ownership, credit & debt, or preemption dispute, the seller shall pay   1.00% of the housing price agreed in Article 3 as penalty to the buyer; Where there is other damages on the part of the buyer, the seller shall otherwise shoulder the corresponding liability for damages according to law.

Article 10: The seller’s commitment on house and its accessories.

When handing over the house, provided that any damage or loss of the house and its accessories prescribed in Article 1 and Attachment One is found, it may be settled in the way of   [2]   after confirmation of the aforesaid things by the two parties: (Only select an item)

[1] Within       days after handover, the seller shall pay              (agreed or evaluated) amount of money resulting from damages or loss to the buyer as penalty; In the case that the buyer pays the corresponding money which is agreed in Article 3 in the agreed deadline prescribed in Article 4 while the seller does not pay the penalty on time as prescribed in the article, the seller shall pay double penalty to the buyer within       days after the notice sent by the buyer is served to him.

[2]                 negotiation by both parties

Article 11: Agreement on change registration of households.

The seller guarantees cancellation of all registered household relationship with respect to the domicile within   0    days after transfer registration of housing ownership. In the case that the change registration is deferred, the days overdue commence from the next day of the agreed date for change registration to the actual registration date; the seller shall pay     0.01% of the housing price agreed in the Article 3 as penalty for every day in arrears; Where there is other damages on the part of the buyer, the seller shall shoulder the corresponding liability for damages according to law.

Article 12: Agreement on transfer registration of housing ownership.

The two parties shall apply for registration of transfer of housing ownership within   20  days after this agreement comes into force. If the registration of transfer of housing ownership isn’t finished within the agreed time limit due to any party, the responsible party shall shoulder the liability for breach of this agreement according to the days overdue ; Where there is other damages on the part of another party, the responsible party shall shoulder the corresponding liability according to law:

1. In the case that the seller shall bear the liability for breach of agreement, the settlements shall be agreed as             (accumulation not applicable):

(1) In case that the registration of transfer is less than     7     days overdue, the days overdue commence from the next day of the agreed date for the said registration to the actual registration date; the seller shall pay 0.01%0 of the housing price agreed in Article 3 as penalty for every day in arrears to the buyer, and the agreement continues to be effective.

(2) In the case that the payment is more than   7       days overdue, The buyer has the right to return the house to the seller. Within 10 days after the notice for return sent by the buyer is served to the seller, the seller shall give the payment for the house back to the buyer, and pay   1.00      % of the housing price agreed in Article 3 as penalty to the buyer. In the case that the seller requires no return of the house, provided the buyer agrees, the seller shall pay  0.01%  of the housing price agreed in Article 3 as penalty for every day in arrears to the buyer; and the agreement continues to be effective. The days overdue commence from the next day of the agreed date for registration of transfer of housing ownership to the actual registration date.

2. In the case that the buyer shall bear the liability for breach of agreement, the settlements shall be agreed as follows (accumulating not applicable):

(1) In case that the registration of transfer is less than     7  days overdue, the days overdue commence from the next day of the agreed date for the said registration to the actual registration date, the buyer shall pay 0.01%       of the housing price agreed in Article as penalty for every day in arrears to the seller; and the agreement continues to be effective.

(2) In case that the registration of transfer is more than     7 days overdue,, the seller has the right to terminate this agreement. Within     7 days after the notice for termination of this agreement sent by the seller is served to the buyer, the buyer shall return the house and its accessories to the seller, and pay     1.00% of the housing price agreed in Article 3 as penalty to the seller. Where the buyer requires continuance of the agreement, provided the seller agrees, the buyer shall pay 0.01% of the housing price agreed in Article 3 as penalty for every day in arrears to the seller, and the agreement continues to be effective. The days overdue commence from the next day of the agreed date for registration of transfer of housing ownership to the actual registration date.

Article 13: Agreement on change registration of the land use right.

1. The type of the state-owned land use right of the house is         “Transfer”         (“transfer”, “allocation” or “            ”) (Only select an item)

2. The two parties shall apply for change registration of use right of land where the house locates after registration of transfer of housing ownership. If the original type of the state-owned land use right of the house is non-transfer, the land transfer fee or land revenue shall be paid in the way of / when dealing with the change registration of the land use right (Only select an item):

[1] The above-mentioned fee shall be paid by the seller.

[2]             /

Article 14: Agreement on taxes, fees, commissions and other relevant interests.

1. During the sale of the house, relevant taxes should be handled in the way of  [1]  (Only select an item):

[1] Each party shall pay for the taxes respectively in accordance with relevant national, provincial and municipal provisions.

[2]                                                      /

2. Intermediary agency commission for sales of houses shall be handled in the way of  [1]  (Only select an item):

[1] In the case that both parties have never entrust any real estate brokerage firm to purchase and sell the house on their behalf, there will be no need for them to pay intermediary agency commission for sales of houses.

[2] Both parties shall pay relevant intermediary agency commission for sales of houses respectively according to relevant provisions of state, province and municipality.

[3]                                                                                                                                .

3. The seller shall pay for the property management fee and related facility-use fee that is incurred before the transfer of housing ownership and the buyer shall pay for the property management fee and related facility-use fee that is incurred after the transfer of housing ownership.

4. The buyer has full ownership of house after registration of transfer of housing ownership. The two parties shall apply for going through the transfer procedures of property management and related facilities within     50     days after registration of transfer of housing ownership.

Article 15: The buyer shall not change the architectural structure, load-bearing structure and usage after the transfer of housing ownership. Unless this agreement and its attachments prescribe otherwise, the buyer has the right to share associated common areas, facilities and equipment with other right-holders during the use of the house, and takes on obligations according to its floor area and the area of common areas and houses.

Article 16: In the case that any party can not perform the agreement due to force majeure and this party immediately notifies the other party within   7  days, and provides evidence within a reasonable time, the said party shall be exempted from the liability for breach due to the failure to perform all or part of articles of this agreement resulting from force majeure.

Article 17: All disputes arising during the performance of this agreement shall be settled through friendly negotiations. If the negotiations fail, it may be settled in the way of   [1]   (Only select an item):

[1] To submit the dispute to Suzhou Arbitration Commission.

[2] To file a lawsuit with a people’s court.

Article 18: Attachment Two is a supplemental agreement to this agreement which provides matters not covered in this agreement.

Article 19: Attachments and this agreement have the same legal effect. All the words, whether the fixed words or the otherwise chosen or filled words, in attachments and this agreement have the same legal effect.

Article 20: This agreement together with attachments and signature & seal page have     12    pages. This agreement is prepared in       4   copies, and the original and the copies have the same legal effect. The electronic version of this agreement is filed in network database of Real Estate Market Management Office of Suzhou City for reference. The seller, the buyer, and the Housing Ownership Registry hold one printed copy of this agreement respectively.

Article 21: This agreement shall come into force upon the signature of the two parties.

Attachment One: List of House Accessories

I. Decoration condition of real estate is [1]

[1] Fully renovated apartment:

[2] Rough apartment:

II. Facilities and equipment is / are [1, 2]

[1] Water supply:

[2] Power supply:

[3] Gas supply:

[4] Kitchen equipment:

[5] Sanitary equipment:

[6] Communication equipment:

[7] Electrical equipment:

[8] Anti-theft devices:

[9] Parking space:

[10] Furniture:

[11] Others:

III. Outbuilding(s) without registration is/are

[1] Affiliate attic(s):

[2] Affiliate garage(s):

[3] Affiliate bicycle storage room(s):

Attachment Two: Supplemental Agreement

I. Co-owner(s)

II. Others

See supplemental agreement to “Agreement for Sales of Buildings in Stock” signed by the two parties on January 6, 2011

Signatures and Seals of All Parties

Seller (seal): Wearnes Global (Suzhou) Co., Ltd.	Buyer (seal): MFLEX (Suzhou) Co., Ltd.
[seal: illegible]	[seal: MFLEX (Suzhou) Co., Ltd.]

Principal (seal):	Principal (seal):

Legal Representative (seal):	Legal Representative (seal): Lei Jin

Guardian (seal):	Guardian (seal):

Entrusted Agent (seal): [illegible signature]	Entrusted Agent (seal):

Real Estate Intermediary	Real Estate Intermediary
Agency Broker (seal):	Agency Broker (seal):

Date:	Date:

Signed at: Real Estate Trading Management Center of Wuzhong District, Suzhou City

Printed by: Shen Qin	Printing Date: January 6, 2011

[illegible seal]